Exhibit 99.1

ACTIV NUTRITIONAL, LLC

Financial Statements

As of December 31, 2020 and 2019

Independent Auditors’ Report

Those Charged with Governance

Activ Nutritional, LLC, a subsidiary of Teal Acquisition Co., Inc.:

Report on the Financial Statements

We have audited the accompanying financial statements of Activ Nutritional, LLC, a subsidiary of Teal Acquisition Co., Inc., which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of comprehensive income, owner’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Activ Nutritional, LLC, a subsidiary of Teal Acquisition Co., Inc., as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Short Hills, New Jersey

August 2, 2021

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ACTIV NUTRITIONAL, LLC

Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets
Current assets:
Cash and cash equivalents	$23,709	$908
Accounts receivable, net	1,788,706	1,493,538
Inventories, net	1,089,762	1,402,502
Other receivable, net	332,743	479,976
Prepaid expenses	12,506	11,862
Current assets	3,247,426	3,388,786

Deferred tax asset	109,068	168,047
Operating lease right-of-use asset, net	3,700	10,041
Intangible assets, net	7,701,344	8,406,811
Goodwill	1,081,760	1,081,760
Total assets	$12,143,298	$13,055,445

Liabilities and Equity
Current liabilities
Accounts payable	$1,167,557	$785,864
Accrued liabilities	653,366	250,307
Operating lease liability - current	3,746	6,516
Due to Adare Pharmacueticals, Inc.	7,059,898	10,045,703
Total current liabilities	8,884,567	11,088,390
Operating lease liability - long term	-	3,746
Total liabilities	8,884,567	11,092,137
Commitments and contingencies

Equity:
Owner’s Equity	557,090	162,604
Retained earnings	2,701,641	1,800,704
Total equity	3,258,731	1,963,307
Total liabilities and equity	$12,143,298	$13,055,445

See accompanying notes to the financial statements.

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ACTIV NUTRITIONAL, LLC

Statements of Comprehensive Income

Years ended December 31, 2020 and 2019

	2020	2019

Revenues, net	$11,930,248	$10,186,859

Costs of goods sold	6,258,669	5,790,857
Gross Profit	5,671,578	4,396,002

Operating Expenses:
Selling, general and administrative expenses	3,800,585	2,958,469
Amortization expense	705,467	728,689
Total operating expenses	4,506,052	3,687,158

Income from operations	1,165,526	708,844

Interest expense	(18,886)	(15,527)
Income before income taxes	1,146,641	693,317

Income tax expense	(245,703)	(150,460)

Net income	900,938	542,857

Other comprehensive income	-	-

Comprehensive income	$900,938	$542,857

See accompanying notes to the financial statements.

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ACTIV NUTRITIONAL, LLC

Statement of Owner’s Equity

Years ended December 31, 2020 and 2019

	Retained	Owner’s	Total
	earnings	equity	equity
Balance, December 31, 2018	1,257,847	92,531	1,350,378
Net Income	542,857	-	542,857
Equity-based compensation	-	70,072	70,072
Balance, Decmber 31, 2019	$1,800,704	162,604	1,963,307

Net Income	900,938	-	900,938
Equity-based compensation	-	394,487	394,487
Balance, December 31, 2020	$2,701,641	557,090	3,258,731

See accompanying notes to the financial statements.

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ACTIV NUTRITIONAL, LLC

Statements of Cash Flows

Years ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities:
Net income	$900,938	$542,857
Amortization of intangibles	705,467	728,689
Amortization of operating lease right-to-use asset	6,340	7,088
Equity based compensation	394,487	70,072
Provision for doubtful accounts	(2,687)	812
Provision for excess inventory	(86,017)	63,558
Deferred income taxes	58,979	(22,434)
Changes in operating assets and liabilities:
Accounts receivable, net	(292,481)	(41,584)
Inventories, net	398,756	(439,752)
Other receivable, net	147,233	(113,635)
Prepaid expenses	(643)	(1,288)
Accounts payable	381,691	297,140
Accrued liabilities	403,059	(2,463)
Operating lease liability	(6,516)	(7,426)
Net cash provided by operating activities	3,008,606	1,081,634

Cash flows from financing activities
Due to Adare Pharmacueticals, Inc.	(2,985,804)	(1,082,572)
Net cash used in financing activities	(2,985,804)	(1,082,572)

Net increase (decrease) in cash and cash equivalents	22,801	(939)

Cash and cash equivalents beginning of period	908	1,847
Cash and cash equivalents end of period	$23,709	$908

See accompanying notes to the financial statements.

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

(1) Description of Business

Activ Nutritional, LLC, (Activ or the Company) is the owner and distributor of the Viactiv® line of chewable mineral supplements for bone health and other applications.

The Company is subject to risks and uncertainties of the COVID-19 pandemic that could adversely impact our business, including our supply chain, our liquidity and our business development activities. During 2020 and 2021, the Company did not experience a jeopardization of its supply chain due to the COVID-19 outbreak and the COVID-19 pandemic did not have a negative impact on the financial statements for the year ended December 31, 2020.

The extent of the impact of the COVID-19 pandemic has had and will continue to have on the Company’s business is highly uncertain and difficult to predict and quantify. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain or treat it, including vaccination efforts, as well as the economic impact on local, regional, national and international markets.

(2) Formation of the Company and Legal Entity Structure

In December 2016, Adare Pharmaceuticals, Inc. (Adare) Viactiv Holdings LLC and Activ Nutritional LLC acquired the assets of Genesis Merchant Partners, LP (Genesis) pursuant to an Asset Purchase Agreement (the Purchase Agreement). The acquisition was accounted for as an asset purchase. The acquisition was funded by an advance from Adare to Activ in the amount of $15,000,000.

(3) Summary of Significant Accounting Policies

(a) Basis of Presentation

The financial statements include the accounts of Activ and are prepared in accordance with generally accepted accounting principles in the U.S. (U.S. GAAP) and have been presented under the historical cost bases. The reporting currency is U.S. dollars.

The financial statements have been derived from the consolidated financial statements and accounting records of Adare and include allocations for direct costs and indirect costs attributable to the operations of the Activ business of Adare. Charges or allocations received from Adare or its affiliates may not be considered arms length transactions. Specifically identifiable direct costs include property and casualty insurance, information technology, production quality and regulatory and compliance costs. Allocated direct costs include certain compensation costs and facility costs allocated to Activ based on estimates of time spent by Adare employees and square footage, respectively. Balances due from or due to Adare that are expected to be cash-settled, if any, are included in Due to Adare Pharmaceuticals, Inc.

The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and affect the recognized amounts of revenues and expenses during the year presented.

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

Significant estimates and assumptions made by management may include those related to the fair value of acquired assets and businesses, allowances for doubtful accounts, reserve for slow-moving and obsolete inventories, the useful lives of long-lived tangible and intangible assets acquired, equity-based compensation and income taxes. The estimates are made using the historical and market information as well as other relevant factors available to management. Activ reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any adjustments when necessary. Actual results could differ from those estimates based upon future events.

(b) Revenue Recognition

Revenue from product sales is recognized in accordance with ASC 606 - Revenues from Contracts with Customers (ASC 606) as Activ satisfies its obligations to the customer. Typically, this happens when control by Activ is lost and the product is transferred to the customer, which is based on the transaction shipping terms. Recognition of revenue also requires reasonable assurance of collection of sales proceeds, the seller’s transaction price to the buyer is properly determinable, and the completion of all performance obligations.

In certain circumstances, returns of products are allowed under Activ’s policy and provisions are maintained accordingly. Amounts received from customers as prepayments for products to be shipped in the future are reported as deferred revenue and classified in accrued expenses.

(c) Cash and Cash Equivalents

Cash and cash equivalents consist of cash, bank deposits, and time deposits. Cash equivalents are primarily highly liquid short-term investments with maturities of three months or less at the time of purchase and are recorded at cost, which approximates fair value. There were no cash equivalents at December 31, 2020 and 2019.

(d) Accounts Receivable

The majority of Activ’s accounts receivable are due from companies in the retail industry. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Payment terms are granted according to Activ’s credit policy. The majority of accounts receivable are due within 30 to 60 days and are stated at amounts due from customers net of an allowance for doubtful accounts. On a quarterly basis or more frequently, if material information becomes available, Activ determines its allowance by considering several factors, including length of time trade accounts receivable are past due, Activ’s previous loss history, the customer’s current ability to pay its obligation to Activ, and the condition of the general economy and the industry. Activ writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to bad debt expense. The amount of bad debt expense for the years ended December 31, 2020 and 2019 was not material.

Activ adopted ASU No. 2016-13, Financial Instruments – Credit Losses as of January 1, 2019. There was no impact on the financial statements of Activ as a result of the adoption.

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

(e) Inventories

Inventories consist of finished goods held for distribution which are valued at the lower of cost and net realizable value, with cost determined on a first-in, first-out (“FIFO”) basis. Allowances are maintained for slow-moving inventories based on the remaining shelf life of products and estimated time required to sell such inventories. Obsolete inventory and rejected products are written-off to cost of goods sold.

(f) Leases

Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. Activ uses its incremental borrowing rate based on the information available at lease commencement in determining the present value of unpaid lease payments. The incremental borrowing rate is based on the rate the Company estimates it would pay on a collateralized basis over a similar term in a similar economic environment.

(g) Goodwill and Long-Lived Intangible Assets

Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value-based test. Activ reviews goodwill for possible impairment annually during the fourth quarter, or whenever events or circumstances indicate that the carrying amount may not be recoverable. Under the guidance of ASC 350, an impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit and would be measured as the excess carrying value of goodwill over the derived fair value of goodwill.

Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. Such assumptions include projections of future cash flows and the current fair value of the asset.

Activ reviews its long-lived assets, including intangible assets with finite lives, for recoverability whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Activ evaluates assets for potential impairment by comparing estimated future undiscounted net cash flows to the carrying amount of the asset. If the carrying amount of the assets exceeds the estimated future undiscounted cash flows, impairment is measured based on the difference between the carrying amount of the assets and fair value.

Activ’s policy in determining whether an impairment indicator exists includes measurable operating performance criteria as well as other qualitative measures. Activ did not record any impairments of long-lived or intangible assets with finite lives for the years ended December 31, 2020 and 2019. Intangible assets, other than indefinite-lived intangible assets, are amortized using a straight-line basis based on their estimated useful lives. The useful life is the period over which the assets are expected to contribute directly or indirectly to cash flows.

Activ regularly evaluates the remaining useful life of each intangible asset that is being amortized to determine whether events and circumstances warrant a revision to the remaining period of amortization. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset is amortized prospectively over that revised remaining useful life.

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

(h) Income Taxes

Activ’s provision for income taxes consists of current tax expense, deferred tax expense and any other accrued tax expense. In addition, interest and penalties accrued on our reserves recorded under ASC Topic 740, Income Taxes, (ASC 740), are included as a component of our provision for income taxes.

Activ accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, Activ determines deferred tax assets and liabilities based on the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Activ recognizes deferred tax assets to the extent that Activ believes that these assets are more likely than not to be realized. In making such a determination, Activ considers all available positive and negative evidence, including future reversals of existing taxable temporary differences projected future taxable income, tax-planning strategies, and results of recent operations. If Activ determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, Activ would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Activ is included in the consolidated tax return of Adare. The tax provision for Activ is prepared on an as-if standalone basis.

(i) Selling, General and Administrative Expenses

Selling, general and administrative expenses include the employee cost of the various enabling functions, distribution service agreement fees, costs of marketing, advertising, information technology and travel.

Advertising costs are expensed as incurred and are included in general and administrative expense. Advertising costs for the years ended December 31, 2020 and 2019 were $1,153,278 and $1,129,223 respectively

(j) Fair Value Measurements

Fair value is the exit price that would be received to sell an asset or paid to transfer a liability. Fair value is a market-based measurement that should be determined using assumptions that market participants would use in pricing an asset or liability. Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. To measure fair value, Activ uses the following fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

Level 2 – Inputs other than Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Value is determined using pricing models, discounted cash flow methodologies, or similar techniques and includes instruments for which the determination of fair value requires significant judgment or estimation (see note 10).

(k) Employee Incentive Plans

Adare offered two types of long-term incentive plans to its employees, based on job level and geographic location. The names of the plans are: The TPG Valley, LP 2015 Management Incentive Plan (Profit Interests Plan) and the 2015 Long-Term Incentive Plan (LTIP).

U.S. employees participated in the Profit Interests Plan. Each grantee received a number of units representing an ownership interest in the future profits of TPG Valley, the parent of Adare. One-half (50%) of the award consists of time-vesting units and the other 50% of the award consists of performance-vesting units. The targets for the performance-vesting units were established in conjunction with each respective year’s budget. Annual expenses related to the plan factor in both the time and performance-based features of the plan. This plan included more equity than liability characteristics and thus was accounted for as an equity plan.

The LTIP provided awards to certain US employees of Adare. The amount of the awards was initially based on the participant’s job level and base salary and were subsequently adjusted based on the outcome of certain financial performance conditions relating to a qualifying liquidity event. The awards granted under this LTIP were classified as liabilities in accordance with the ASC 718 guidance on distinguishing liabilities from equity since the award is for a fixed amount of value that can only be settled in cash.

All equity-based and liability-based awards were approved by the Board of Directors of Adare prior to the grant.

A portion the compensation expense has been allocated to Activ based on the service percentage for those employees included in each plan that are actively involved in the operations of Activ.

As of December 31, 2020, no long-term incentive plan exists for Activ.

(l) Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Income Taxes (topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions and enhances and simplifies various aspects of the income tax accounting guidance in ASC 740. ASU 2019-12 is not expected to have any impact on the Company’s consolidated financial statement presentation or disclosures subsequent to its adoption

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

(4) Accounts Receivable

Activ performs ongoing credit evaluations of its customers to determine the need for maintaining an allowance for uncollectable accounts. Actual losses from uncollectible accounts have not been material. At December 31, 2020 and 2019, accounts receivable related to Activ’s four largest customers represented approximately 76.4% and 81.0%, respectively of its total trade accounts receivable as follows:

	2020	2019
Largest customer	55.9%	64.3%
Second largest customer	8.4%	8.1%
Third largest customer	6.0%	4.4%
Fourth largest customer	6.0%	4.2%
Total	76.4%	81.0%

(5) Inventories

Inventories consist entirely of finished goods and are stated at the lower of cost or net realizable value. At December 31, 2020 and 2019, inventory had been reduced by reserves for short dated finished product of $12,111 and $101,474, respectively

(6) Operating Lease Right-of-Use Asset and Operating Lease Liability

Adare leases certain office space under an operating lease in March of 2016 for a 63 month term. In accounting for the lease, Adare adopted ASC 842 Leases on January 1, 2019, which requires a company to record a right-of-use asset and a corresponding lease liability at the inception of the lease initially measured at the present value of the lease payments. A portion of this asset and liability has been allocated to Activ based on the square footage of space utilized by employees actively working on Activ’s operations compared to the total square feet of the leased premises.

Activ classified the lease as operating leases at January 1, 2019, determined that the present value of lease payments was $37,212 using a discount rate of 3.6%. In accordance with ASC 842, the right-of-use asset is being amortized over the life of the underlying lease. During the year ended December 31, 2020 and 2019, Activ reflected amortization of right-of-use asset of $6,341 and $7,088, respectively. At December 31, 2020 and 2019, accumulated amortization of the right-of-use assets was $33,512 and $27,171 resulting in a net asset balance at December 31, 2020 and 2019 of $3,700 and $10,041, respectively. During the year ended December 31, 2020 and 2019, Activ accrued payments of $6,516 and $7,426 towards the lease liability. At December 31, 2020 and 2019, the lease liability was $3,746 and $10,263 respectively. ASC 842 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. Lease cost for the years ended December 31, 2020 and 2019 was $7,451 and $8,046, respectively.

Minimum lease payments for the year ended December 31, 2021 are $3,746. There are no minimum lease payments beyond 2021.

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

(7) Income Taxes

Activ recorded the following expense for income taxes for the years ended December 31, 2020 and 2019:

	2020	2019
Current	$186,724	172,894
Deferred	58,979	(22,434)
Total	$245,703	150,460

Activ recorded income tax expense of $245,703 for the year ended December 31, 2020, resulting in an effective tax rate of 21.6% and $150,460 for the year ended December 31, 2019, resulting in an effective tax rate of 21.7%

The significant reconciling items from the U.S. statutory tax rate of 21% to the effective tax rates for the years ended December 31, 2020 and 2019 were nondeductible expenses.

Activ recorded net deferred tax assets of $109,069 and $168,048 at December 31, 2020 and 2019, respectively. The components of the net deferred tax assets are:

	2020	2019
Deferred tax assets:
Accounts receivable	$25,949	18,179
Reserves and accruals	58,125	66,164
Intangibles	-	9,658
Share based compensation	-	35,082
Transaction costs	35,700	38,965
Total deferred tax assets	119,774	168,048

Deferred tax liabilities:
Intangibles	10,705	-

Net deferred tax asset	$109,069	168,048

The significant temporary differences were accounts receivable, transaction costs and reserves and accruals.

Activ recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying statement of comprehensive income. Any accrued interest and penalties are included on the related tax liability line in the accompanying balance sheet. As of December 31, 2020 and 2019, there were no unrecognized tax benefits, that if recognized, would affect the effective tax rate.

Tax years of Adare that remain subject to examination in the U.S include 2015 through 2020.

The Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted on March 27, 2020. The CARES Act is an approximately $2 trillion emergency economic stimulus package in response to the Coronavirus outbreak, which among other things contains numerous income tax provisions. Activ’s effective tax rate was not significantly impacted by the CARES Act.

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

(8) Goodwill and Intangible Assets

The carrying amount of goodwill at December 31, 2020 and 2019 is $1,080,761. There were no changes to the gross amount of goodwill during the years ended December 31, 2020 and 2019.

The following is a summary of intangible assets held by Activ at December 31, 2020 and 2019:

	Weighted
	Average
	Life		Accumulated	Net Book
	(Years)	Cost	Amortization	Value
December 31, 2020:
Amortized intangible assets:
Trademark	15	$10,237,000	$2,786,739	$7,450,261
Customer Relationship	15	345,000	93,917	251,083
Noncompete agreements	3	76,000	76,000	-
		$10,658,000	$2,956,656	$7,701,344

December 31, 2019:
Amortized intangible assets:
Trademark	15	$10,237,000	2,104,272	8,132,728
Customer Relationship	15	345,000	70,917	274,083
Noncompete agreements	3	76,000	76,000	-
		$10,658,000	2,251,189	8,406,811

Amortization expense for the years ended December 31, 2020 and 2019 was $705,467 and $728,689, respectively. Estimated amortization expense related to these intangible assets is $705,467 per year for the next five years.

(9) Current Liabilities

	2020	2019
Accounts payable – trade	$1,167,557	785,864
Accrued expenses - invoices to be received	312,002	-
Accrued payroll costs	139,459	126,795
Accrued transportation and warehousing	76,077	78,109
Trade promotion liability	125,828	45,403
	$1,820,923	1,036,171

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

(10) Fair Value Measurements of Financial Instruments

Activ evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level of classification for each reporting period. There were no financial assets and liabilities requiring fair value assessment as of December 31, 2020 and 2019.

(11) Concentration of Credit Risk and Geographic Information

Activ operates in one segment which involves the sale of the Viactiv line of chewable mineral supplements for bone health and other applications. In terms of suppliers, Activ purchases 100% of its inventory from a third-party manufacturer. The failure of such manufacturer to provide an uninterrupted supply of products could adversely impact Activ’s ability to sell such products.

All sales of Activ’s products are within the United States.

(12) Employee Incentive Plans

Adare’s employee incentive plans included the Profits Interests Plan and the LTIP (see note 3). The Company’s obligation associated with both plans were fully paid out for $10.3 million in August 2020 as a result of the change in control of Adare. Of this amount, $429,936 and $70,072 is included in selling and administrative expenses in the statement of net income for the years ended December 31, 2020 and 2019, respectively.

(13) Related Party Transactions

As mentioned in Note 2 to the financial statements, Activ’s purchase of the assets from Genesis was funded from an advance from Adare in the amount of $15,000,000. The advance has no repayment terms, covenants or restrictions and repayment is generally made weekly from available cash from Activ’s operations. In addition, direct and indirect costs of operating the Activ business are passed through the Due to Adare Pharmaceuticals, Inc. account on the balance sheet. At December 31, 2020 and 2019, amounts outstanding in this account were $7,059,898 and $10,045,703, respectively.

Activ recorded charges related to compliance, regulatory and product quality services from Adare Pharmaceuticals, S.r.l,, a subsidiary of Adare in the amount of $120,863 and $111,248 for the years ended December 31, 2020 and 2019, respectively.

(14) Commitments and Contingencies

(a) Commitments

The following is a summary of amounts costs incurred related to material purchase obligations for the years ended December 31, 2020 and 2019:

	2020	2019
Services and Warehousing Agreement	$522,761	425,741
Sales Representation Agreement	539,359	449,535
Product Supply Agreement	5,516,203	5,965,327
	$6,578,323	6,840,603

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ACTIV NUTRITIONAL LLC

Notes to Financial Statements

December 31, 2020 and 2019

Under the services and warehousing agreement, Activ partnered with a third party to provide sales fulfillment and order processing, customer invoicing and collections and product warehousing. The agreement, which was executed in December 2012, was for an initial term of twelve months with automatic renewals every six months. Service fees under the agreement are 2% of Activ’s monthly gross invoiced sales and are payable monthly. Amounts accrued related to the agreement at December 31, 2020 and 2019 are $22,661 and $35,563, respectively and are included as a reduction of other receivables on the balance sheet.

Under the sales representation agreement, Activ partnered with a third party to provide sales and inventory management and marketing and promotional efforts. The agreement, which was executed in December 2012, was for an initial term of twelve months with automatic renewals every three months. Fees under the agreement are 4% of Activ’s monthly net invoiced sales, as defined, and are payable monthly. In the event that net invoices sales exceed $25,000,000 for the previous twelve months, the fee rate decreases to 3%. Amounts accrued related to the agreement at December 31, 2020 and 2019 are $23,994 and $25,561, respectively and are included as a reduction of other receivables on the balance sheet.

Under the product supply agreement, Activ partnered with a third party to manufacture, package and supply with designated finished good products, pursuant to executed purchase orders by Activ when the Company acquired the Viactiv product line from McNeil Pharmaceutical, LLC in December 2012. The original agreement had an initial term of five years with automatic renewals every twelve months. There are no minimum purchase obligations under the agreement.

(b) Contingencies

Activ may periodically be involved in litigation matters arising in the ordinary course and conduct of its business. Management does not believe any of these matters, either individually or in the aggregate, will have a material impact on the financial position or results of operations of Activ.

(15) Subsequent Events

Activ has evaluated subsequent events through August 2, 2021, the date the consolidated financial statements were available to be issued.

On May 18, 2021, Adare Pharmaceuticals, Inc. and Activ Nutritional, LLC (“Activ”) entered into an Equity Purchase Agreement with Guardion Health Sciences, Inc. (“Guardion”) pursuant to which Guardion, or it’s wholly owned affiliate, agreed to purchase all of the issued and outstanding equity securities of Activ for a total cash purchase price of $26,000,000, subject to certain adjustments. The transaction closed on June 1, 2021.

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ACTIV NUTRITIONAL, LLC

Interim Condensed Financial Statements

For the Three Months Ended March 31, 2021 and 2020

Unaudited

ACTIV NUTRITIONAL, LLC

Interim Condensed Balance Sheets

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$10	$23,709
Accounts receivable, net	2,118,714	1,788,706
Inventories, net	603,776	1,089,762
Other receivable, net	375,658	332,743
Prepaid expenses	69,284	12,505
Current assets	3,167,442	3,247,425

Deferred tax asset	109,068
Operating lease right-of-use asset, net	2,115	3,700
Intangible assets, net	7,524,978	7,701,344
Goodwill	1,081,760	1,081,760
Total assets	$11,885,363	$12,034,229

Liabilities and Equity
Current liabilities
Accounts payable	$1,164,098	$1,167,557
Accrued liabilities	433,758	653,366
Operating lease liability - current	2,142	3,746
Due to Adare Pharmacueticals, Inc.	6,407,190	7,059,898
Total current liabilities	8,007,188	8,884,567
Commitments and contingencies

Equity:
Owner’s Equity	557,090	557,090
Retained earnings	3,321,085	2,701,641
Total equity	3,878,175	3,258,731
Total liabilities and equity	$11,885,363	$12,143,297

See accompanying notes to the interim condensed financial statements.

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ACTIV NUTRITIONAL, LLC

Interim Condensed Statements of Comprehensive Income

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	2021	2020

Revenues, net	$3,740,419	$3,017,952

Costs of goods sold	1,996,660	1,585,381
Gross Profit	1,743,759	1,432,571

Operating Expenses:
Selling, general and administrative expenses	773,308	821,938
Amortization expense	176,367	176,367
Total operating expenses	949,675	998,305

Income from operations	794,084	434,266

Interest expense	(4,581)	(4,641)
Income before income taxes	789,503	429,625

Income tax expense	(170,059)	(92,541)

Net income	$619,444	$337,084

Other comprehensive income	-	-

Comprehensive income	$619,444	$337,084

See accompanying notes to the interim condensed financial statements.

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ACTIV NUTRITIONAL, LLC

Interim Condensed Statement of Owner’s Equity

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	Retained	Owner’s	Total
	earnings	equity	equity
Balance, December 31, 2020	$2,701,641	$557,090	$3,258,731
Net Income	619,444	-	619,444
Balance, March 31, 2021	$3,321,085	$557,090	$3,878,175

Balance, December 31, 2019	$1,800,704	$162,604	$1,963,307
Net Income	337,084	-	337,084
Equity-based compensation	-	20,610	20,610
Balance, March 31, 2020	$2,137,788	$183,213	$2,321,001

See accompanying notes to the interim condensed financial statements.

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ACTIV NUTRITIONAL, LLC

Interim Condensed Statements of Cash Flows

For the Three Months Ended March 31, 2021 and 2020

(Unaudited)

	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net income	$619,444	$337,084
Amortization of intangible	176,366	176,367
Amortization of operating lease right-to-use asset	1,585	1,585
Changes in operating assets and liabilities:
Accounts receivable, net	(330,008)	(349,113)
Inventories, net	485,986	861,715
Other receivable, net	(42,916)	22,925
Prepaid expenses	(56,779)	(34,455)
Accounts payable	(3,459)	(257,615)
Accrued liabilities	(219,606)	(33,117)
Operating lease liability	(1,604)	(1,635)
Net cash provided by operating activities	629,010	723,741

Cash flows from financing activities
Net transfers from Adare Pharmacueticals, Inc.	(652,708)	(513,629)
Net cash used in financing activities	(652,708)	(513,629)

Net (decrease) increase in cash and cash equivalents	(23,699)	210,111

Cash and cash equivalents beginning of period	23,709	908
Cash and cash equivalents end of period	$10	$211,019

See accompanying notes to the interim condensed financial statements.

21

Activ nutritional llc

Notes to Interim Condensed Financial Statements

For the Three Months Ended March 31, 2021 and 2020

Unaudited

(1) Description of Business

Activ Nutritional, LLC, (Activ or the Company) is the owner and distributor of the Viactiv® line of chewable mineral supplements for bone health and other applications.

The Company is subject to risks and uncertainties of the COVID-19 pandemic that could adversely impact our business, including our supply chain, our liquidity, and our business development activities. During 2020 and 2021, the Company did not experience a jeopardization of its supply chain due to the COVID-19 outbreak and the COVID-19 pandemic did not have a negative impact on the financial statements for the quarter ended March 31, 2021 or the year ended December 31, 2020.

The extent of the impact of the COVID-19 pandemic has had and will continue to have on the Company’s business is highly uncertain and difficult to predict and quantify. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain or treat it, including vaccination efforts, as well as the economic impact on local, regional, national, and international markets.

(2) Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying unaudited interim condensed financial statements include the accounts of Activ and are prepared in accordance with generally accepted accounting principles in the U.S. (U.S. GAAP) and have been presented under the historical cost basis. In the opinion of management, the unaudited interim condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The results of operations for any interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year or any other interim period. The reporting currency is U.S. dollars.

The interim condensed financial statements have been derived from the consolidated financial statements and accounting records of Adare Pharmaceuticals, Inc. (Adare) and include allocations for direct costs and indirect costs attributable to the operations of the Activ business of Adare which are not considered arms length transactions. Specifically identifiable direct costs include property and casualty insurance, information technology, production quality and regulatory and compliance costs. Allocated direct costs include certain compensation costs and facility costs allocated to Activ based on estimates of time spent by Adare employees and square footage, respectively. Balances due from or due to Adare that are expected to be cash-settled, if any, are included in Due to Adare Pharmaceuticals, Inc.

The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and affect the recognized amounts of revenues and expenses during the year.

22

Activ nutritional llc

Notes to Interim Condensed Financial Statements

For the Three Months Ended March 31, 2021 and 2020

Unaudited

Significant estimates and assumptions made by management may include those related to the fair value of acquired assets and businesses, allowances for doubtful accounts, reserve for slow-moving and obsolete inventories, the useful lives of long-lived tangible and intangible assets acquired, equity-based compensation and income taxes. The estimates are made using the historical and market information as well as other relevant factors available to management. Activ reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any adjustments when necessary. Actual results could differ from those estimates based upon future events.

(b) Revenue Recognition

Revenue from product sales is recognized in accordance with ASC 606 - Revenues from Contracts with Customers (ASC 606) as Activ satisfies its obligations to the customer. Typically, this happens when control by Activ is lost and the product is transferred to the customer, which is based on the transaction shipping terms. Recognition of revenue also requires reasonable assurance of collection of sales proceeds, the seller’s transaction price to the buyer is properly determinable, and the completion of all performance obligations.

In certain circumstances, returns of products are allowed under Activ’s policy and provisions are maintained accordingly. Amounts received from customers as prepayments for products to be shipped in the future are reported as deferred revenue and classified in accrued expenses.

(c) Accounts Receivable

The majority of Activ’s accounts receivable are due from companies in the retail industry. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Payment terms are granted according to Activ’s credit policy. The majority of accounts receivable are due within 30 to 60 days and are stated at amounts due from customers net of an allowance for doubtful accounts. On a quarterly basis or more frequently, if material information becomes available, Activ determines its allowance by considering several factors, including length of time trade accounts receivable are past due, Activ’s previous loss history, the customer’s current ability to pay its obligation to Activ, and the condition of the general economy and the industry. Activ writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to bad debt expense. The amount of bad debt expense for the quarters ended March 31, 2021 and March 31, 2020 was not material.

(d) Leases

Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. Activ uses its incremental borrowing rate based on the information available at lease commencement in determining the present value of unpaid lease payments. The incremental borrowing rate is based on the rate the Company estimates it would pay on a collateralized basis over a similar term in a similar economic environment.

(e) Goodwill and Long-Lived Intangible Assets

Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value-based test. Activ reviews goodwill for possible impairment annually during the fourth quarter, or whenever events or circumstances indicate that the carrying amount may not be recoverable. Under the guidance of ASC 350, an impairment loss generally would be recognized when the carrying amount of the reporting unit’s net assets exceeds the estimated fair value of the reporting unit and would be measured as the excess carrying value of goodwill over the derived fair value of goodwill.

23

Activ nutritional llc

Notes to Interim Condensed Financial Statements

For the Three Months Ended March 31, 2021 and 2020

Unaudited

Assumptions and estimates used in the evaluation of impairment may affect the carrying value of long-lived assets, which could result in impairment charges in future periods. Such assumptions include projections of future cash flows and the current fair value of the asset.

Activ reviews its long-lived assets, including intangible assets with finite lives, for recoverability whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Activ evaluates assets for potential impairment by comparing estimated future undiscounted net cash flows to the carrying amount of the asset. If the carrying amount of the assets exceeds the estimated future undiscounted cash flows, impairment is measured based on the difference between the carrying amount of the assets and fair value.

Activ’s policy in determining whether an impairment indicator exists includes measurable operating performance criteria as well as other qualitative measures. Activ did not record any impairments of long-lived or intangible assets with finite lives for the quarters ended March 31, 2021 and 2020. Intangible assets, other than indefinite-lived intangible assets, are amortized using a straight-line basis based on their estimated useful lives. The useful life is the period over which the assets are expected to contribute directly or indirectly to cash flows.

Activ regularly evaluates the remaining useful life of each intangible asset that is being amortized to determine whether events and circumstances warrant a revision to the remaining period of amortization. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset is amortized prospectively over that revised remaining useful life.

(f) Income Taxes

Activ’s provision for income taxes consists of current tax expense, deferred tax expense and any other accrued tax expense. In addition, interest and penalties accrued on our reserves recorded under ASC Topic 740, Income Taxes, (ASC 740), are included as a component of our provision for income taxes.

Activ accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, Activ determines deferred tax assets and liabilities based on the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Activ recognizes deferred tax assets to the extent that Activ believes that these assets are more likely than not to be realized. In making such a determination, Activ considers all available positive and negative evidence, including future reversals of existing taxable temporary differences projected future taxable income, tax-planning strategies, and results of recent operations. If Activ determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, Activ would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Activ is included in the consolidated tax return of Adare. The tax provision for Activ is prepared on an as-if standalone basis.

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Activ nutritional llc

Notes to Interim Condensed Financial Statements

For the Three Months Ended March 31, 2021 and 2020

Unaudited

(g) Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Income Taxes (topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions and enhances and simplifies various aspects of the income tax accounting guidance in ASC 740. ASU 2019-12 is not expected to have any impact on the Company’s consolidated financial statement presentation or disclosures subsequent to its adoption

(3) Accounts Receivable

Activ performs ongoing credit evaluations of its customers to determine the need for maintaining an allowance for uncollectable accounts. Actual losses from uncollectible accounts have not been material. At March 31, 2021 and December 31, 2020, accounts receivable related to Activ’s four largest customers represented approximately 76.9% and 76.4%, respectively of its total trade accounts receivable as follows:

	March 31,	December 31,
	2021	2020
Largest customer	56.5%	55.9%
Second largest customer	8.1%	8.4%
Third largest customer	6.6%	6.0%
Fourth largest customer	5.7%	6.0%
Total	76.9%	76.4%

(4) Inventories

Inventories consist entirely of finished goods and are stated at the lower of cost or net realizable value, with cost determined on a first-in, first-out (“FIFO”) basis. At March 31, 2021 and December 31, 2020, inventory had been reduced by reserves for short dated finished product of $12,111 for both periods.

(5) Operating Lease Right-of-Use Asset and Operating Lease Liability

Adare leases certain office space under an operating lease in March of 2016 for a 63-month term. In accounting for the lease, Adare adopted ASC 842 Leases on January 1, 2019, which requires a company to record a right-of-use asset and a corresponding lease liability at the inception of the lease initially measured at the present value of the lease payments. A portion of this asset and liability has been allocated to Activ based on the square footage of space utilized by employees actively working on Activ’s operations compared to the total square feet of the leased premises.

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Activ nutritional llc

Notes to Interim Condensed Financial Statements

For the Three Months Ended March 31, 2021 and 2020

Unaudited

During the quarters ended March 31, 2021 and 2020, Activ reflected amortization of right-of-use asset of $1,585 for both periods. At March 31, 2021 and December 31, 2020, accumulated amortization of the right-of-use assets was $34,943 and $33,358, respectively. ASC 842 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. Lease cost for the quarters ended March 31, 2021 and 2020 was $1,901 and $1,838, respectively.

(6) Income Taxes

Activ recorded the following expense for income taxes for the quarters ended March 31, 2021 and 2020 of $170,059 and $92,541, respectively, resulting in an effective tax rate of 21.54% for both periods.

The significant reconciling items from the U.S. statutory tax rate of 21% to the effective tax rates for the quarters ended March 31, 2021 and 2020 were nondeductible expenses.

Activ recorded net deferred tax assets of $109,069 and $109,068 at March 31, 2021 and December 31, 2020, respectively.

The significant temporary differences were accounts receivable, transaction costs and reserves and accruals.

Activ recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying statement of comprehensive income. Any accrued interest and penalties are included on the related tax liability line in the accompanying balance sheet. As of March 31, 2021 and December 31, 2020, there were no unrecognized tax benefits, that if recognized, would affect the effective tax rate.

Tax years of Adare that remain subject to examination in the U.S include 2015 through 2020.

The Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted on March 27, 2020. The CARES Act is an approximately $2 trillion emergency economic stimulus package in response to the Coronavirus outbreak, which among other things contains numerous income tax provisions. Activ effective tax rate was not significantly impacted by the CARES Act.

(7) Goodwill and Intangible Assets

The carrying amount of goodwill at March 31, 2021 and December 31, 2020 is $1,080,761. There were no changes to the gross amount of goodwill during the quarter ended March 31, 2021.

26

Activ nutritional llc

Notes to Interim Condensed Financial Statements

For the Three Months Ended March 31, 2021 and 2020

Unaudited

The following is a summary of intangible assets held by Activ at March 31, 2021 and December 31, 2020:

	Weighted
	Average
	Life		Accumulated	Net Book
	(Years)	Cost	Amortization	Value
March 31, 2021
Amortized intangible assets:
Trademark	15	$10,237,000	$2,957,356	$7,279,644
Customer Relationship	15	345,000	99,667	245,333
Noncompete agreements	3	76,000	76,000	-
		$10,658,000	$3,133,023	$7,524,977

December 31, 2020:
Amortized intangible assets:
Trademark	15	$10,237,000	$2,786,739	$7,450,261
Customer Relationship	15	345,000	93,917	251,083
Noncompete agreements	3	76,000	76,000	-
		$10,658,000	$2,956,656	$7,701,344

Amortization expense for the quarters ended March 31, 2021 and 2020 was $176,367 for both periods. Estimated amortization expense related to these intangible assets is $705,467 per year for the next five years.

(8) Current Liabilities

	March 31, 2021	December 31, 2020
Accounts payable – trade	$1,164,098	1,167,557
Accrued expenses - invoices to be received	193,254	312,002
Accrued payroll costs	33,058	139,459
Accrued transportation and warehousing	106,968	76,077
Trade promotion liability	100,478	125,828
	$1,597,856	1,820,923

(9) Commitments and Contingencies

(a) Commitments

The following is a summary of amounts costs incurred related to material purchase obligations for the quarters ended March 31, 2021 and 2020:

	2021	2020
Services and Warehousing Agreement	$170,362	129,152
Sales Representation Agreement	162,987	132,260
Product Supply Agreement	1,432,626	305,742
	$1,765,975	567,154

(10) Subsequent Events

Activ has evaluated subsequent events through August 2, 2021, the date the interim condensed financial statements were available to be issued.

On May 18, 2021, Adare and Activ entered into an Equity Purchase Agreement with Guardion Health Sciences, Inc. pursuant to which Guardion agreed to purchase all of the issued and outstanding equity securities of Activ for a total cash purchase price of $26,000,000, subject to certain adjustments. The transaction closed on June 1, 2021.

27